Exhibit 10.1
LUCID GROUP, INC.
STOCK REPURCHASE AGREEMENT
This Stock Repurchase Agreement (this “Agreement”) is made as of October 8, 2021, by and between Lucid Group, Inc., a Delaware corporation (the “Company”), and the individual identified on the signature page below (the “Selling Stockholder”).
WHEREAS, the Selling Stockholder purchased shares of Atieva, Inc. Series E Preferred Shares in a sale that closed on April 2, 2021 at a purchase price of $7.90 per share (the “Series E Sale”);
WHEREAS, it was subsequently determined that the fair market value of Series E Preferred Shares on April 2, 2021 exceeded $7.90 per share and that the difference between the purchase price and the fair market value must be treated as compensation for tax purposes with respect to the Selling Stockholder;
WHEREAS, the Selling Stockholder is liable for the Tax Withholding Amount and the Other Taxes Amount (each as defined below) as a result of the Series E Sale;
WHEREAS, at the closing of the Company’s business combination with Atieva, Inc. on July 23, 2021, each share of Atieva, Inc. Series E Preferred Stock automatically converted into 2.644 shares of the Company’s Class A common stock, par value $0.0001 per share;
WHEREAS, the Board has duly authorized the Selling Stockholder to sell to the Company on the Closing Date (as defined below), subject to the terms of this Agreement, a number of shares of the Company’s Class A common stock, par value $0.0001 per share, as set forth on Annex A to this Agreement (the “Shares”) at the Per Share Price (as defined below), for the sole purpose of generating cash to satisfy (i) the tax withholding due in connection with the Series E Sale (as defined on Annex A hereto, the “Tax Withholding Amount”), (ii) other applicable taxes, including Medicare (as defined on Annex A hereto, the “Other Taxes Amount”) and (iii) the tax liability in respect of the capital gains realized in connection with the sale of the Shares to the Company pursuant to this Agreement (as defined on Annex A hereto, the “Capital Gains Tax Liability Amount”);
WHEREAS, under the Company’s Amended and Restated Bylaws, the Selling Stockholder may not sell Lock-Up Securities (as defined in Section 5.04 of the Company’s Amended and Restated Bylaws) until January 19, 2022 without the prior written consent of the Company’s Board of Directors (the “Board”), which the Board may grant in its sole discretion at any time;
WHEREAS, the Selling Stockholder desires to sell the Shares to the Company, and the Company desires to repurchase the Shares from the Selling Stockholder, on the terms and conditions set forth herein, in order to satisfy the Tax Withholding Amount, the Other Taxes Amount and the Capital Gains Tax Liability Amount.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
1. Repurchase of Shares.
1.1. Repurchase. Subject to the terms and conditions of this Agreement, the Selling Stockholder hereby agrees to sell to the Company, and the Company hereby agrees to purchase from the Selling Stockholder, the Shares, at the average closing price on the Nasdaq Global

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Select Market of the Common Stock for the three trading day period ending on and including the second trading day immediately preceding the Closing Date (the “Per Share Price”). The product of the Shares, multiplied by the Per Share Price, is referred to in this Agreement as the Purchase Price.
1.2. Closing. The closing shall occur on October 8, 2021 (the “Closing Date”), subject to deferral as set forth herein. Delivery of, and payment for, the Shares as set forth herein are referred to as the “Closing.”
1.2.1. Delivery. On or before the Closing Date, the Selling Stockholder shall deliver to the Company (i) a Stock Power duly executed in blank by Seller in the form attached hereto as Exhibit A assigning all of Selling Stockholder’s right, title and interest in and to the Shares, and (ii) an amount of cash equal to the Cash Remittance (as defined in Annex A), if any.
1.2.2. Payment. Promptly after the Closing Date, subject to the satisfaction of the terms and conditions hereof, the Company shall deliver cash to the applicable tax authorities in the amount of the Tax Withholding Amount plus the Other Taxes Amount plus the Capital Gains Tax Liability plus the Cash Remittance (as defined in Annex A). The Selling Stockholder acknowledges and agrees that the Company will not deliver any payment for the Shares to the Selling Stockholder.
2. Representations, Warranties and Covenants of the Selling Stockholder. The Selling Stockholder hereby represents, warrants and covenants to the Company as follows:
2.1. Authority to Sell Shares. As of immediately prior to settlement on the Closing Date the Selling Stockholder will hold the Shares, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than pursuant to this Agreement and upon transfer of the Shares to the Company, the Company will acquire good, marketable and unencumbered title thereto.
2.2. Authority; Enforceability. The Selling Stockholder has all requisite power and authority to execute and deliver this Agreement and to carry out and perform the obligations under the terms hereof and the transactions contemplated hereby. If the Selling Stockholder is married or in a civil union or domestic partnership, the spouse or partner of the Selling Stockholder has duly executed this Agreement, and references to “Selling Stockholder” refer to the Selling Stockholder together with the Selling Stockholder’s spouse or partner, as applicable. This Agreement has been duly authorized, executed and delivered by the Selling Stockholder and constitutes the valid and binding obligation of the Selling Stockholder, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies.
2.3. No Conflicts. Other than the transfer restrictions that apply to the Selling Stockholder in Article 5 Section 5.04 of the Company’s Amended and Restated Bylaws, which the Board has duly waived for the repurchase of Shares described in this Agreement, the execution, delivery and performance of this Agreement by the Selling Stockholder and compliance by the Selling Stockholder with all provisions hereof and the consummation of the transactions contemplated hereby, will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except as may be

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required under the securities or Blue Sky laws of the various states), (ii) constitute a breach or violation of any of the terms or provisions of, or result in a default under any material indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of the Selling Stockholder is a party or by which it is bound, or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, decision, order or decree of any court or any governmental body or agency having jurisdiction over the Selling Stockholder.
2.4. Opportunity to Obtain Legal, Tax, or Investment Advice. The Selling Stockholder has had an opportunity to review the federal, state, local, and non-U.S. tax consequences of its sale of the Shares to the Company. The Selling Stockholder understands that nothing in this Agreement or any other materials presented to the Selling Stockholder by the Company in connection with the sale and purchase of the Shares constitutes legal, tax, or investment advice. The Company has made available to the Selling Stockholder, at the Company’s expense, certain tax and advisory services provided by Deloitte LLP. Selling Stockholder acknowledges that the Company has not provided, and is not providing, tax advice to the Selling Stockholder. The Selling Stockholder has consulted such legal, tax, and investment advisors as the Selling Stockholder, in the Selling Stockholder’s sole discretion, has deemed necessary or appropriate in connection with the sale of the Shares hereunder. The Selling Stockholder acknowledges responsibility for any tax liability that may arise as a result of the sale of the Shares to the Company or the transactions contemplated by this Agreement.
2.5. Available Information. The Selling Stockholder has adequate information concerning the business and financial condition of the Company as, in the Selling Stockholder’s judgment, is necessary to make an informed decision with respect to the Shares and the Company.
2.6. Tax Treatment of Repurchase. The purchase of Shares pursuant to this Agreement shall be treated as a redemption described in Section 302(a) of the Internal Revenue Code of 1986, as amended (the “Code”).
2.7. Accredited Purchaser. The Selling Stockholder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
3. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants and covenants to the Selling Stockholder as follows:
3.1. Authority; Enforceability. The Company has full right, power and authority to execute and deliver this Agreement, and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken and has taken all action necessary to authorize the transactions effected hereby. The Agreement has been duly authorized, executed and delivered by the Company.
3.2. No Conflicts. Other than the transfer restrictions in Article 5 Section 5.04 of the Company’s Amended and Restated Bylaws, which the Board has duly waived with respect to the repurchase of Shares contemplated by this Agreement, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the repurchase of the Shares, do not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any

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lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority), in each case, applicable to the Company, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
4. Closing Conditions.
4.1. Conditions to Company’s Obligations. The Company’s obligation to purchase the Shares at the Closing is subject to the fulfillment to the Company’s satisfaction on or prior to the Closing of the following conditions, any of which may be waived in whole or in part by Company:
4.1.1. The representations and warranties made by the Selling Stockholder in Section 2 hereof shall be true and correct when made and as of the Closing.
4.1.2. All covenants, agreements and conditions contained in this Agreement to be performed by the Selling Stockholder on or prior to the Closing shall have been performed or complied with.
4.1.3. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, promulgated or issued or deemed applicable to the proposed transactions by any legislature, administrative agency, court or other governmental authority which would make consummation of the proposed transactions pursuant to this Agreement illegal or render Company or the Selling Stockholder unable to consummate the proposed transactions.
4.1.4. The Selling Stockholder shall have provided the Company with a completed and executed copy of IRS Form W-4 (2021), Form W-9, IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, with respect to the Selling Stockholder.
4.2. Conditions to Obligations of the Selling Stockholder. The obligations of the Selling Stockholder to sell and convey the Shares at the Closing is subject to the fulfillment to the satisfaction of the Selling Stockholder, on or prior to the Closing of the following conditions, any of which may be waived in whole or in part by the Selling Stockholder:
4.2.1. The representations made by Company in Section 3 hereof shall be true and correct when made and as of the Closing Date.
4.2.2. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with.
4.2.3. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, promulgated or issued or deemed applicable to the proposed transactions

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by any legislature, administrative agency, court or other governmental authority which would make consummation of the proposed transactions pursuant to this Agreement illegal or render the Company or the Selling Stockholder unable to consummate the proposed transactions.
5. Miscellaneous.
5.1. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York.
5.2. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
5.3. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties regarding its subject matter. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Selling Stockholder. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the Agreement shall continue in full force and effect without said provision.
5.4. Notices. All notices and other communications required or permitted hereunder shall be given in writing and shall be personally delivered; sent by electronic transmission; or sent by registered or certified U.S. mail, return receipt requested and postage prepaid; or by private overnight mail courier service, as follows:
(i)    If to the Company, to: Lucid Group, Inc., 7373 Gateway Blvd., Newark, CA 94560, Attention: General Counsel; Email: jonathanbutler@lucidmotors.com.
(ii)    If to the Selling Stockholder, at the email address and address set forth on Annex A hereto.
5.5. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto under this Agreement upon the breach or default of any other party hereto under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of a party hereto under this Agreement of any breach or default under this Agreement, or any waiver on the part of any party hereto of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to a party hereto, shall be cumulative and not alternative.
5.6. Expenses. The Company and the Selling Stockholder shall each pay their own expenses, including any legal expenses, in connection with the transactions contemplated herein.
5.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and

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all of which together shall constitute one instrument. Delivery of an executed signature page of this Agreement by e-mail or other transmission (e.g., “pdf” format) shall be effective as delivery of a manually executed counterpart hereof. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY: LUCID GROUP, INC.
By:
Name: Sherry House
Title: Chief Financial Officer

SELLING STOCKHOLDER:
By:
Name:
SPOUSE OR PARTNER OF SELLING STOCKHOLDER:
By:
Name:

Signature Page to Stock Repurchase Agreement

EXHIBIT A
STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Stock Repurchase Agreement (the “Agreement”) by and between Lucid Group, Inc., a Delaware corporation (the “Company”), and the undersigned (the “Transferor”) dated as of October 8, 2021, Transferor hereby assigns and transfers unto the Company shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Shares”), standing in the name of the Transferor on the books of the Company. The Transferor hereby irrevocably constitutes and appoints any officer of the Company attorney-in-fact to transfer the Shares on the books of the Company with full power of substitution.

Transferor

Name:	(Account No: )
Spouse or Partner of Transferor

Name:	FORMTEXT

ANNEX A
Certain Defined Terms in this Agreement:
Tax Withholding Amount: $, which equals $ less the Cash Remittance
Cash Remittance: $ (In the absence of an indication of the amount of the Cash Remittance by the Selling Stockholder, the Cash Remittance shall be deemed to be zero.)
Other Taxes Amount: $
Capital Gains Tax Liability Amount: $
Shares: A number of shares of Common Stock equal to the sum of the following, rounded up to the nearest whole share:
a.The Tax Withholding Amount divided by the Per Share Price, plus
b.The Other Taxes Amount divided by the Per Share Price, plus
c.The Capital Gains Tax Liability Amount divided by the Per Share Price

Instruction to draw the Shares from specified share lot(s)

If there is a preference, please select the applicable share lot(s) that the Shares will be drawn from and list the applicable number of Shares for each such lot. In the absence of a selection, or in the event of insufficient selections, the Shares will be drawn from the shares of the Company’s Class A Common Stock the Selling Stockholder previously purchased in connection with the Series E Sale.

	Source	Grant Date	Grant Type	Exercise / Purchase Date	Exercise / Purchase Price	Shares Exercised / Purchased
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Selling Stockholder Email Address for Notices:
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Selling Stockholder Address for Notices:
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